Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cambium Networks Corporation:

We consent to the use of our report dated May 3, 2019, except for note 11, note 13 and the final paragraph of Note 21, as to which the date is June 12, 2019, incorporated by reference herein.

/s/ KPMG LLP

London, United Kingdom

June 25, 2019